UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 11, 2007


                                  WEB.COM, INC.
             (Exact name of registrant as specified in its charter)


         MINNESOTA                   000-17932                  41-1404301
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


            303 PEACHTREE CENTER AVENUE, SUITE 500, ATLANTA, GA 30303
                (Address of Principal Executive Offices/Zip Code)


                                 (404) 260-2477
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 11, 2007, Web.com, Inc. (the "Company") entered into a Second Amendment to the Services Agreement with Dex Media, Inc., an affiliate of R.H. Donnelley Inc. The Company originally entered into the Services Agreement with Dex Media on August 27, 2004, and amended the agreement in August 2006 to also cover services provided to R.H. Donnelley. Pursuant to the Services Agreement, the Company provides hosting, websites and web services to Dex Media's and R.H. Donnelly's customer base through a private-label arrangement. The Second Amendment extends the term of the Services Agreement to April 30, 2009, makes various changes in the processes to be followed by the parties for the sale and provisioning of websites and otherwise updates the agreement to reflect changes in the parties' procedures and operational details consistent with actual practice.

         Previously, the Company had determined that the Services Agreement was not a material agreement within the meaning set forth in the Securities and Exchange Commission rules and regulations. However, based on changes in our business and the portion of our revenues generated by this agreement, the Company has determined that the Services Agreement with Dex Media, as amended, now constitutes a material definitive agreement.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WEB.COM, INC.



Date:    June 15, 2007           By:  /S/ JONATHAN B. WILSON
                                      ------------------------------------------
                                      Jonathan B. Wilson
                                      Senior Vice President, Legal and Corporate
                                      Development


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